Exhibit 10.12

SUPPLEMENTAL GENERAL RELEASE AGREEMENT

This Supplement General Release Agreement (“Supplemental Release Agreement”) is entered into by and between Steven J. Klinger (the “Executive”) and Smurfit-Stone Container Corporation and its subsidiaries (collectively, the “Company”). In consideration of the mutual promises herein and in the parties’ Agreement and General Release of Claims (“Release Agreement”) and that certain Amended and Restated Employment Agreement of Steven J. Klinger that became effective as of June 30, 2010 (the “Employment Agreement”), and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Executive and the Company agree as follows:

1.             Release of Claims. The Executive, on behalf of himself and anyone claiming through him or on his behalf, agrees to release and hereby releases the Company and the other Released Parties (as defined in the Release Agreement) with respect to any and all claims, whether currently known or unknown, that the Executive now has, has ever had, or may ever have against any of the Released Parties arising from or related to any agreement, act, omission, or thing occurring or existing at any time prior to or on the date on which Executive signs this Supplemental Release Agreement. Without limiting the generality of the foregoing, the claims released by the Executive hereunder include, but are not limited to: (a) all claims for or related in any way to the Executive’s employment, compensation, other terms and conditions of employment, or separation from employment with the Company or removal from any and all officer and board of directors positions with any of the Released Parties, including without limitation all claims that the Executive has or could have asserted in the Company’s Chapter 11 bankruptcy proceedings (“Chapter 11 Cases”) or pursuant to any agreement (as amended from time to time) between the Executive and the Company that was effective prior to the commencement of the Chapter 11 Cases; (b) all claims that were or could have been asserted by the Executive or on his behalf: (i) in any federal, state, or local court, commission, or agency; (ii) under any common law theory; or (iii) under any employment, contract, tort, federal, state, or local law, regulation, ordinance, or executive order; and (c) all claims that were or could have been asserted by Executive or on his behalf arising under any of the following laws, as amended from time to time: the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, Employee Retirement Income Security Act, the Family and Medical Leave Act of 1993, United States Bankruptcy Code, the Illinois Human Rights Act, the Cook County and Chicago Human Rights Ordinances, the Georgia Fair Employment Practices Act of 1978 and the Missouri Human Rights Act. Notwithstanding the foregoing, this release does not apply to any claims by the Executive (x) to enforce the Release Agreement, this Supplemental Release Agreement, the Retirement Agreement, or the Emergence Equity Grant Agreements, or (y) for vested benefits that the Executive is otherwise entitled to under any tax-qualified retirement plans or other employee benefit arrangements, in accordance with the terms of those plans or arrangements.

2.             No Other Proceedings Initiated. The Executive represents and warrants that: (a) he has not filed or initiated any legal, equitable, administrative, or other proceeding(s) against any of the Released Parties; (b) no such proceeding(s) have been initiated against any of the Released Parties on his behalf; (c) he is the sole owner of the actual or alleged claims, demands, rights, causes of action, and other matters that are released in this Supplemental Release Agreement; (d) the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and (e) he has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Supplemental Release Agreement. Without limiting or otherwise affecting any provision of this Supplemental Release Agreement, the Executive further represents and warrants that he has not had, and currently does not have, any federal, state or local discrimination, workers’ compensation, or other claims of any kind against any of the Released Parties.

3.             Non-Admission. Nothing in this Supplemental Release Agreement is intended to or will be construed as an admission by the Company or any of the other Released Parties that any of them violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the Executive or otherwise. Each of the Released Parties expressly denies any such illegal or wrongful conduct.

4.             Age Discrimination Act Acknowledgments. The Executive acknowledges that: (a) he has read and understands the terms and effect of this Supplemental Release Agreement, and that this is the full, complete, and final release of all claims (as specified in Section 1 above) against the Released Parties through the date of his execution of this Supplemental Release Agreement; (b) he releases and waives claims under this Supplemental Release Agreement including those under the federal Age Discrimination in Employment Act, knowingly and voluntarily, in exchange for consideration in addition to anything of value to which he already is entitled; (c) he hereby is and has been advised that he should have his attorney review this Supplemental Release Agreement before signing it; (d) he has had twenty-one (21) calendar days in which to consider whether to execute this Supplemental Release Agreement; and (e) within seven (7) calendar days from the date on which the Executive signs this Supplemental Release Agreement, he may, at the his sole option, revoke the Supplemental Release Agreement upon written notice to the Company’s General Counsel, Smurfit-Stone Container Corporation, Six CityPlace Drive, Creve Coeur, Missouri 63141. This Supplemental Release Agreement will not become effective until this seven-day revocation period has expired without any revocation by the Executive; and if the Executive revokes this Supplemental Release Agreement, it shall be null and void.

5.             Entire Agreement, Amendment, and Non-Waiver. Except as otherwise provided in Sections 2, 4 and 11 of the Release Agreement, this Supplemental Release Agreement and the Release Agreement embody the entire agreement and understanding of the parties hereto with regard to the matters described herein and supersedes any and all prior and/or contemporaneous agreements and understandings, oral or written, between said parties regarding such matters. This Supplemental Release Agreement may be modified only in a written agreement signed by both the Executive and the Company’s authorized representative. Any party’s failure to enforce this Supplemental Release Agreement in the event of one or more events which violate this Supplemental Release Agreement shall not constitute a waiver of any right to enforce this Supplemental Release Agreement against subsequent violations.

6.             Forum Selection, Headings and Governing Law. The parties hereby irrevocably consent to, and agree not to object or assert any defense or challenge to, the jurisdiction and venue of the state and federal courts sitting in Chicago, Illinois, and agree that any claim under this Supplemental Release Agreement may be brought in any such court. In any action or proceeding to enforce this Agreement, the non-prevailing party shall pay for any and all costs and expenses (including without limitation attorneys’ fees) of the prevailing party. The Section headings in this Supplemental Release Agreement are for convenience of reference only and are not to be considered in the construction or interpretation of the provisions of this Supplemental Release Agreement. This Supplemental Release Agreement will be construed and interpreted in accordance with the internal laws of the State of Illinois, without regard to its conflict of laws rules. In the event of a conflict between this Supplemental Release Agreement and a surviving provision of the Employment Agreement, the terms of the Employment Agreement shall prevail. In the event of a conflict between this Supplemental Release Agreement and the Release Agreement, the terms of the Release Agreement shall prevail. In the event of a conflict between this Supplemental Release Agreement and the Retirement Agreement, the Retirement Agreement shall prevail. In the event of a conflict between this Supplemental Release Agreement and an Emergence Equity Grant Agreement, such Emergence Equity Grant Agreement shall prevail.

7.             Counterparts. This Supplemental Release Agreement may be executed in counterparts, each of which taken together will constitute one and the same instrument.

THE PARTIES STATE THAT THEY HAVE READ THE FOREGOING, THAT THEY UNDERSTAND EACH OF ITS TERMS, AND THAT THEY INTEND TO BE BOUND THERETO.

STEVEN J. KLINGER		SMURFIT-STONE CONTAINER CORPORATION

/s/ Steven J. Klinger		By:	/s/ Craig Hunt

Date:	1/3/11	Title:	Chief Administrative Officer and General Counsel

		Date:	12/31/10